EXHIBIT 99.1

             UNILEVER/BESTFOODS MERGER CLEARED BY EU COMMISSION
       -- REMEDIES PACKAGE AGREED TO ADDRESS COMPETITION CONCERNS --
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Unilever's proposed merger with Bestfoods was today approved by the
European Commission, allowing the transaction to proceed.

As part of the EU clearance decision, Unilever has given commitments to dispose of certain businesses where the Commission has identified overlap issues. These are its Bla Band brand in Sweden, Finland and Denmark; its Batchelors brand in the UK; its McDonnells brand in Ireland; and its Oxo and Royco brands in Europe. It has also agreed to dispose of the Bestfoods' Lesieur range of mayonnaise products in France. The combined sales turnover of the businesses to be sold is [EURO]400 million (est. retail value [EURO]500 million).

Unilever will conduct the disposal programme so as to serve the best interests of all its stakeholders. Information and consultation procedures with workers' representatives and the European Works Council are in progress. Goldman Sachs has been engaged to assist Unilever in the sales process.

Unilever chairmen, Antony Burgmans and Niall FitzGerald, said: "We are pleased that the transaction has been given the green light by the EU Commission. As anticipated, some parts of our business have to be sold, however the merger with Bestfoods will bring major international brands into our business. We are confident the new organisation will have great potential for delivering rapid innovation and growth."

The proposed merger will result in a foods business with a portfolio of leading international and regional brands, such as Lipton, Knorr, and Hellmann's, and creates a strong foodservice business within Unilever. Both companies complement each other geographically.

Today's decision by the EU Commission gives Unilever and Bestfoods the necessary regulatory approvals to complete the transaction. Earlier, on September 9, the transaction was allowed to proceed in the US.

The proposed transaction remains subject to certain conditions contained in the merger agreement, including the approval by the shareholders of Bestfoods, Unilever NV and Unilever PLC. The Bestfoods and Unilever shareholders meetings are scheduled for October 2, 2000.

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                             SEPTEMBER 28, 2000
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Enclosure

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about completion of the pending acquisition of Bestfoods by Unilever. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain necessary antitrust approvals and actions of the U.S., foreign and local governments. More detailed information about these factors is set forth in the reports filed by Bestfoods and furnished by Unilever with the Securities and Exchange Commission. Neither Unilever nor Bestfoods is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise

In connection with the merger, Bestfoods has filed a definitive proxy statement with the Securities and Exchange Commission and mailed copies of this definitive proxy statement to Bestfoods security holders. SECURITY HOLDERS OF BESTFOODS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Bestfoods with, and furnished by Unilever to, the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web-site at www.sec.gov. Security holders of Bestfoods may also obtain for free a copy of the proxy statement and other documents filed with the Securities and Exchange Commission by Bestfoods in connection with the merger by contacting Rainer H. Mimberg, Investor Relations, +1 201 894 2837. Security holders of Bestfoods may also obtain for free copies of documents furnished to the Securities and Exchange Commission by Unilever in connection with the merger by contacting Howard Green, Investor Relations, +44 207 822 6824.

                                   -o0o-